SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934




               Date of Report (Date of Earliest Event Reported) August 16, 2003
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                        New World Restaurant Group, Inc.
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             (Exact Name of Registrant as Specified in its Charter)



Delaware                             0-27148                          13-3690261
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(State or Other                    (Commission                  (I.R.S. Employer
Jurisdiction of                    File Number)                   Identification
Incorporation)                                                              No.)





                               1687 Cole Boulevard
                             Golden, Colorado 80401
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               (Address of Principal Executive Offices) (Zip Code)



                                 (303) 568-8000
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              (Registrant's Telephone Number, Including Area Code)



--------------------------------------------------------------------------------
         (Former Name or Former Address, If Changed Since Last Report.)

ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE.

          Reference is made to the New World Restaurant Group, Inc. (the "Company")press release attached hereto as Exhibit 99.1, and incorporated by reference herein (including, without limitation, the information set forth in the cautionary statement contained in the press release), relating to the unaudited financial results for the second quarter and first half of fiscal 2003 for the Company. Reference is also made to the New World Restaurant Group, Inc. press release attached hereto as Exhibit 99.2, and incorporated by reference herein, relating to the clarification of a statement concerning the previously disclosed equity restructuring agreement in the press release attached hereto as
Exhibit 99.1.


ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(c)  EXHIBITS.

EXHIBIT        DESCRIPTION

99.1           Press Release issued August 16, 2003.

99.2           Press Release issued August 19, 2003.


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


                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            NEW WORLD RESTAURANT GROUP, INC.




                                            BY:  /S/ ANTHONY WEDO
                                                 ------------------------------
                                                 Name:  Anthony Wedo
                                                 Title: Chief Executive Officer



Date:  August 20, 2003

                                                                    Exhibit 99.1


              NEW WORLD REPORTS RESULTS FOR SECOND QUARTER OF 2003

        HAMILTON, N.J. (8/16/03)--New World Restaurant Group, Inc. (Pink Sheets:
NWCI.PK) announced unaudited financial results for the second quarter and first half of fiscal 2003.

        Total revenues decreased 3.8% to $97.7 million for the three months ended July 1, 2003, from $101.6 million for the same period in 2002. The company had a $2.4 million operating loss for the 2003 period, compared with income of $2.5 million a year ago. Overall, New World reported a $13.1 million net loss for the second quarter, compared to a loss of $84,000 for the same period of 2002. After deducting dividends and accretion on preferred stock, both of which are non-cash charges, the net loss available to common shareholders was $22.9 million, or $0.21 per share. This compared to a net loss of $6.9 million, or $0.09 per share, reported for the second quarter in 2002.

        Results for the 2003 period do not reflect the benefits of the company's recently announced restructuring of its debt and equity. In late June, New World completed the recapitalization of its equity structure and in early July completed an offering of $160 million of 13% senior secured notes due 2008. Proceeds from that offering, together with cash on hand, were used to refinance existing indebtedness, including senior secured increasing rate notes that had matured on June 15, 2003. On an annualized basis, the refinancing will decrease New World's cash interest payments by nearly $6.0 million to $20.8 million from $26.4 million.

        For the first six months of 2003, total revenues declined 3.1% to $193.0 million from $199.2 million in the corresponding 2002 period. New World's operating loss for the 2003 period was $2.7 million, compared with income of $1.0 million a year earlier. The net loss for the first six months of 2003 was $20.9 million, an improvement of $6.6 million compared to the loss of $27.5 million in the same period the previous year. After deducting dividends and accretion on preferred stock, the net loss available to common shareholders was $35.3 million, or $0.34 per share, for the first six months of 2003, down from $41.0 million, or $0.53 per share, a year ago.

        EBITDA (earnings before interest, taxes, depreciation and amortization, integration/reorganization provisions, other income, cumulative change in fair value of derivatives, and other income) declined to $4.7 million during the second quarter of 2003 from $10.8 million a year ago. For the first six months, EBITDA was $11.6 million, down from $15.4 million in the 2002 period. Adjusted EBITDA (which also excludes certain legal, financing and advisory fees; acquisition and integration expenses; certain corporate expenses; certain other charges; and unauthorized bonuses and certain compensation expense recorded during the first quarter of 2002) was $8.2 million in the three months ended July 1, 2003, compared with $12.7 million a year ago, and declined to $16.9 million from $24.6 million in the respective six-month periods. (See tables at end of this press release for EBITDA reconciliations.)

        EBITDA is not intended to represent cash flow from operations in accordance with GAAP and should not be used as an alternative to net income as an indicator of operating performance or to cash flow as a measure of liquidity. Rather, EBITDA is a basis upon which to assess financial performance. While EBITDA is frequently used as a measure of operations and the ability to meet debt service requirements, it is not necessarily comparable to other similarly titled measures of other companies due to the potential inconsistencies in the method of calculation.

        Retail sales from company-owned Einstein Bros and Noah's New York Bagel locations declined to $90.9 million during the three months ended July 1, 2003 from $94.4 million a year earlier, reflecting a 3.6% decrease in comparable store sales. Year-to-date retail sales were $179.3 million, compared to $184.6 million in the first half of 2002. Comparable store sales were down 2.2% for the half.

        The company attributed the comparable-store decrease primarily to the effects of the long period without major advertising from late 2002 through April 2003. "Our efforts to conserve cash prior to the completion of the refinancing led us to trim ad spending for the first six months of 2003 below our budgeted figure, as well as to shift the media mix away from our highly successful TV campaign of 2002," said Anthony Wedo, New World chairman and CEO. "The pressures related to our all-encompassing efforts to rationalize our financial structure caused us to put limited and inconsistent effort against our marketing activities. With our liquidity issues resolved, we look forward to accelerating our media spending during the second half of this year back to at least budgeted levels while returning to our TV driven advertising campaign."

        Manufacturing revenues, which are derived from sales of products to franchisees, licensees and other third parties, decreased slightly to $5.8 million during the second quarter from $5.9 million a year earlier, and declined to $11.2 million from $12.0 million in the corresponding six-month periods. The company attributed the decline primarily to the effects of ongoing efforts to eliminate under-performing franchisees, lower comparable store sales in the franchise network, and price reductions ensuing from New World's decision to pass on savings resulting from its consolidation of manufacturing facilities.

        Franchise-related revenues decreased to $1.1 million during the second quarter from $1.3 million in the comparable 2002 period, and declined to $2.5 million from $2.6 million in the respective six-month periods.

        In addition to the reduction in revenues, operating results for the 2003 periods were adversely affected by costs associated with a transition in menu item mix and controllable expenses in the company-owned Einstein and Noah's locations, and the inability to leverage sales against those costs. Elaborating on those cost increases, Wedo said, "New product initiatives play an important role in our continuing efforts to focus our core brands growth on the lunch day-part. Typically, new product launches initially entail significantly more waste, as the main focus must be to insure ample product availability and freshness while having no historical demand for production planning. Additionally, lunch products require more costly packaging than breakfast items. Concurrently, the learning curve associated with new product introductions cuts into productivity of store-level employees."

        Results for the second quarter were additionally impacted by significant legal, financing and advisory fees related to the company's recapitalization and refinancing. Those items, which are included in SG&A costs, amounted to $1.1 million in this year's second quarter, compared with $0.4 million in the 2002 period.

        "As we previously stated, the recapitalization and refinancing was a watershed event for New World," said Wedo. "These measures provide New World with a far more rational capital structure that will allow our management team to, at long last, fully focus on our plans to strengthen our existing company-owned and franchised operations while growing our Einstein's brand."

        In addition to ramping up advertising campaigns, Wedo said that management will seek to improve operating results during the second half of 2003 through efforts designed to cut waste on recently introduced menu items and reduce packaging costs associated with lunch products. Store operating margins are also expected to get a lift during the second half as Einstein and Noah reintroduce seasonal favorites like the Autumn Harvest offering of specialized soups, muffins and bagels, as well as holiday gift baskets. "The company now has several years of experience with these lines, therefore you tend to avoid the waste and inefficiency that can come from new product offerings," Wedo explained. "We also look for continued growth from the lunch menu's Panini sandwiches and improved salads, both of which enjoyed solid sales during their rollouts without the benefit of national advertising."

        New World is a leading company in the quick casual sandwich industry, the fastest-growing restaurant segment. The company operates locations primarily under the Einstein Bros. and Noah's New York Bagels brands and primarily franchises locations under the Manhattan Bagel and Chesapeake Bagel Bakery brands. As of July 1, 2003, the company's retail system consisted of 462 company-operated locations, as well as 249 franchised, and 28 licensed locations in 33 states. The company also operates dough production and coffee roasting facilities.

                                      ####

        Certain statements in this press release constitute forward-looking statements or statements which may be deemed or construed to be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words "forecast," "estimate," "project," "intend," "expect," "should," "would," "believe" and similar expressions and all statements which are not historical facts are intended to identify forward-looking statements. These forward-looking statements involve and are subject to known and unknown risks, uncertainties and other factors which could cause the company's actual results, performance (financial or operating), or achievements to differ from the future results, performance (financial or operating), or achievements expressed or implied by such forward-looking statements. The above factors are more fully discussed in the company's SEC filings.



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

                                      #####

CONTACTS: Media/Investors: Bill Parness, (732) 290-0121, or Marty Gitlin,
(914) 528-7702; parnespr@optonline.net


                               (TABLES TO FOLLOW)

                        NEW WORLD RESTAURANT GROUP, INC.
                           CONSOLIDATED BALANCE SHEETS
                    AS OF JULY 1, 2003 AND DECEMBER 31, 2002
                    (in thousands, except share information)


                                                                    December 31,
                                                     July 1, 2003      2002
                                                     ------------   -----------
                                                      (Unaudited)

ASSETS
Current Assets:
   Cash and cash equivalents .....................    $   9,367     $  10,705
   Franchise and other receivables, net ..........        5,310         5,775
   Current maturities of notes receivables .......           86           194
   Inventories ...................................        4,871         5,005
   Prepaid expenses and other current assets .....        9,526         3,180
                                                      ---------     ---------
        Total current assets .....................       29,160        24,859

Property, plant and equipment, net ...............       74,364        81,254
Trademarks and other intangibles, net ............       94,221        98,134
Goodwill, net ....................................        4,875         4,875
Debt issuance costs and other assets .............        2,184         1,526
                                                      ---------     ---------
        Total Assets .............................    $ 204,804     $ 210,648
                                                      =========     =========

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current Liabilities:
   Accounts payable ..............................    $   9,886     $   7,650
   Accrued expenses ..............................       38,084        30,988
   Short term debt and current portion of
      long-term debt .............................      154,246       150,872
   Current portion of obligations under
      capital leases .............................          101           100
                                                      ---------     ---------
        Total current liabilities ................      202,317       189,610


                                                                    December 31,
                                                     July 1, 2003      2002
                                                     ------------   -----------
                                                      (Unaudited)

Senior notes and other long-term debt ............       10,998        11,011
Obligations under capital leases..................          157           360
Derivative liability..............................        2,026         2,847
Other liabilities.................................       10,535        10,560
                                                      ---------     ---------
      Total liabilities...........................      226,033       214,388

Series F Preferred Stock, $.001 par value;
  116,000 shares authorized; 78,255 and
  78,255 shares issued and outstanding............       99,356        84,932

Stockholders' deficit:
Common stock, $.001 par value; 150,000,000
  shares authorized; 51,016,857 and
  51,016,857 shares issued and outstanding........           51            51
Additional Paid-In capital........................       89,975        86,607
Accumulated deficit...............................     (210,611)     (175,330)
                                                      ---------     ---------
      Total stockholders' deficit.................     (120,585)      (88,672)
                                                      ---------     ---------
Total Liabilities and Stockholders' Deficit.......    $ 204,804     $ 210,648
                                                      =========     =========


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


                        NEW WORLD RESTAURANT GROUP, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
           FOR THE SECOND QUARTER ENDED JULY 1, 2003 AND JULY 2, 2002
          AND YEAR TO DATE PERIODS ENDED JULY 1, 2003 AND JULY 2, 2002
                                   (UNAUDITED)
     (in thousands, except earnings per share and related share information)


                                                    Second Quarter Ended               Year to Date Ended
                                                 ---------------------------       ---------------------------
                                                 July 1, 2003   July 2, 2002       July 1, 2003   July 2, 2002
                                                 ------------   ------------       ------------   ------------

Revenues:
   Retail sales............................      $    90,878     $   94,384        $   179,328    $  184,568
   Manufacturing revenues..................            5,754          5,870             11,178        12,010
   Franchise related revenues..............            1,117          1,324              2,454         2,647
                                                 ------------    -----------       ------------    ----------
Total revenues..........................              97,749        101,578            192,960       199,225
Cost of sales...........................              83,639         81,461            162,676       161,131
General and administrative expenses.....               9,432          9,354             18,644        22,645
Depreciation and amortization...........               7,092          8,907             14,297        14,995
Provision (income) for integration
   and reorganization cost..............                   -           (656)                 -          (552)
                                                 ------------    -----------       ------------    ----------
Income (loss) from operations...........              (2,414)         2,512             (2,657)        1,006
Interest expense, net...................              (9,975)       (12,274)           (18,271)      (24,604)
Cumulative change in the fair value
   of derivatives (expense).............                (727)         9,777                (70)       (3,858)
Loss from extinguishment of
   Greenlight obligation................                   -              -                  -             -
Permanent impairment in the value
   of investment in debt securities.....                   -              -                  -             -
Other income............................                 321             53                570           104
                                                 ------------    -----------       ------------    ----------
Income (loss) before income taxes ......             (12,795)            68            (20,427)      (27,352)


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


                                                    Second Quarter Ended               Year to Date Ended
                                                 ---------------------------       ---------------------------
                                                 July 1, 2003   July 2, 2002       July 1, 2003   July 2, 2002
                                                 ------------   ------------       ------------   ------------

Provision (benefit) for income
   taxes ...............................                 320            152                430            152
                                                 ------------    -----------       ------------    -----------
Net loss................................             (13,115)           (84)           (20,857)       (27,504)
Dividends and accretion on
   preferred stock......................              (9,821)        (6,817)           (14,424)       (13,529)

Net loss available to common
   stockholders.........................         $   (22,936)    $   (6,901)       $   (35,281)    $  (41,033)
                                                 ============    ===========       ============    ===========
Net loss per common share - Basic
   and Diluted..........................         $     (0.21)    $    (0.09)       $     (0.34)    $    (0.53)
                                                 ============    ===========       ============    ===========
Weighted average number of common
   shares outstanding:  Basic and
   Diluted..............................         107,842,599     79,202,076        104,304,782     77,560,135
                                                 ============    ===========       ============    ===========


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


                            SUPPLEMENTAL INFORMATION
                      RECONCILIATION OF NET LOSS TO EBITDA

                                          Second Quarter Ended           Year to Date Ended
                                     ---------------------------   ----------------------------
                                     July 1, 2003   July 2, 2002   July 1, 2003    July 2, 2002
                                     ------------   ------------   ------------    ------------


Net loss ........................     $ (13,115)     $    (84)      $ (20,857)      $ (27,504)
Plus :
   Provision for income taxes ...           320           152             430             152
   Other income .................          (321)          (53)           (571)           (104)
   Cumulative change in the fair
      value of derivatives (expense)        727        (9,777)             70           3,858
   Interest expense, net ........         9,975        12,274          18,271          24,604
   Provision (income) for
      integration and reorganization
      cost .......................            -          (656)              -            (552)
   Depreciation and amortization.         7,092         8,907          14,297          14,995
                                       ---------     ---------      ----------      ----------

EBITDA ..........................      $  4,678      $ 10,763       $  11,640       $  15,449


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



                          RECONCILIATION OF EBITDA TO ADJUSTED EBITDA


                                         Second Quarter Ended           Year to Date Ended
                                     ---------------------------   ---------------------------
                                     July 1, 2003   July 2, 2002   July 1, 2003   July 2, 2002
                                     ------------   ------------   ------------   ------------

EBITDA..............................  $   4,678     $  10,763       $  11,640      $  15,449

Plus :
   Certain legal, financing and
     advisory fees ...................    1,115           422           1,827          2,302
   Acquisition and integration
     expenses ........................      132           821             431          1,766
   Certain corporate expenses ......        430           510             769            904
   Unauthorized Bonuses ............          -             -               -          2,618
   Certain compensation expense ....          -             -               -            868
   Certain other charges ...........      1,828           159           2,203            663
                                      ---------     ---------       ---------      ---------

Adjusted EBITDA.....................  $   8,183     $  12,675       $  16,870      $  24,570
                                      =========     =========       =========      =========

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

                                                                    Exhibit 99.2



                NEW WORLD CLARIFIES STATEMENT IN SECOND QUARTER PRESS RELEASE

        HAMILTON, N.J. (8/19/03)--New World Restaurant Group, Inc. (Pink Sheets:
NWCI.PK) today clarified a statement regarding its previously disclosed equity restructuring agreement that was included in the August 16th press release announcing unaudited financial results for the second quarter and first half of fiscal 2003.

        The equity restructuring agreement, originally announced on June 27, 2003, has been approved by New World's Board of Directors and all of the holders of New World's Series F preferred stock, but consummation is subject to stockholder approval and other customary conditions. As correctly stated in the August 16th release, the company completed the refinancing of its debt, after closing on July 8 on an offering of $160 million of 13% senior secured notes due 2008.

        New World is a leading company in the quick casual sandwich industry, the fastest growing restaurant segment. The company operates locations primarily under the Einstein Bros. and Noah's New York Bagels brands and primarily franchises locations under the Manhattan Bagel and Chesapeake Bagel Bakery brands. As of July 1, 2003, the company's retail system consisted of 462 company-operated locations, as well as 249 franchised, and 28 licensed locations in 33 states. The company also operates dough production and coffee roasting facilities.

                                      ####

CONTACTS: Media/Investors: Bill Parness, (732) 290-0121, or Marty Gitlin,
(914) 528-7702; parnespr@optonline.net


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